Post-Qualification Amendment No. 3

File No. 024-11612

EXPLANATORY NOTE

RSE Innovation, LLC has prepared this Post-Qualification Amendment No. 3 solely for the purpose of filing Exhibits 6.10, 6.11 and 6.12.

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EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Innovation, LLC (1)

Exhibit 2.2 – Amended and Restated Limited Liability Company Agreement of RSE Innovation, LLC (2)

Exhibit 2.3 – Certificate of Formation for RSE Innovation Manager, LLC (1)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Innovation Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation (2)

Exhibit 4.1 – Form of Subscription Agreement (3)

Exhibit 6.1 – Form of Asset Management Agreement (2)

Exhibit 6.2 – Broker of Record Agreement (3)

Exhibit 6.3 – Form of Purchase Agreement (2)

Exhibit 6.4 – Upper90 Credit and Guaranty Agreement (2)

Exhibit 6.5 – Transfer Agent Agreement (3)

Exhibit 6.6 – NCPS PPEX ATS Company Agreement (5)

Exhibit 6.7 – Executing Broker Secondary Market Transactions Engagement Letter (5)

Exhibit 6.8 – Executing Broker Tools License Agreement (5)

Exhibit 6.9 – NCIT Software and Services License Agreement (5)

Exhibit 6.10 – Series #URL1 Purchase Agreement

Exhibit 6.11 – Series #URL2 Purchase Agreement

Exhibit 6.12 – Series #URL3 Purchase Agreement

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (4)

Exhibit 8.2 – Custodian Agreement with DriveWealth, LLC (3)

Exhibit 11.1 – Consent of EisnerAmper LLP (6)

Exhibit 12.1 – Opinion of Maynard, Cooper & Gale, P.C. (6)

Exhibit 13.1 – Testing the Waters Materials (2)

Exhibit 13.2 – Testing the Waters Materials Relating to Series #URL3 (6)

(1)Previously included as an exhibit to the Company’s Draft Offering Statement on Form 1-A submitted to the Commission on May 6, 2021.

(2)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on August 20, 2021.

(3)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 1 to its Offering Statement on Form 1-A filed with the Commission on October 8, 2021.

(4)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 2 to its Offering Statement on Form 1-A filed with the Commission on November 24, 2021.

(5)Previously filed as an Exhibit to the Company’s Post Qualification Amendment No. 1 to its Form 1-A filed with the Commission on February 14, 2022.

(6)Previously filed as an Exhibit to the Company’s Post Qualification Amendment No. 2 to its Form 1-A filed with the Commission on March 25, 2022.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 6, 2022.

RSE INNOVATION, LLC

By: RSE Innovation Manager, LLC, its managing member

By: Rally Holdings LLC, its managing member

By: RSE Markets, Inc., its sole member

By: /s/ George J. Leimer

Name: George J. Leimer

Title: Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	May 6, 2022
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	May 6, 2022
RSE INNOVATION MANAGER, LLC By: Rally Holdings LLC, its managing member By: RSE Markets, Inc., its sole member By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	May 6, 2022